UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way
Hollywood, Florida 33020
(Address of Principal Executive Office) (Zip Code)

(888) 766-5351
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On March 29, 2021, Healthier Choices Management Corp. (the “Company”) entered into agreements (each an “Exchange Agreement”) with certain holders (the “Holders”) of the Company’s indebtedness (the “Notes”) in an aggregate amount of $1,290,260.64 to exchange the Notes for 1,172,964,218 shares of the Company’s common stock at a price per share of $0.0011 (the “Exchange”), the closing bid price of the Company’s common stock on March, 26 2021. The Notes were issued pursuant to that Loan and Security Agreement (the “Credit Agreement”), dated as of August 18, 2020, among The Vape Store, Inc., the Company, Healthy Choice Markets, Inc., Sabby Healthcare Master Fund, Ltd., and Sabby Volatility Warrant Master Fund, Ltd.  In connection with the Exchange, the Credit Agreement and all related loan documents will be terminated and the Holder’s on the assets of the Company and its subsidiaries will be cancelled.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A form of Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Exchange Agreement, dated as of March 29, 2021, by and between Healthier Choices Management Corp. and the holder of indebtedness named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: March 29, 2021	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Exchange Agreement, dated as of March 29, 2021, by and between Healthier Choices Management Corp. and the holder of indebtedness named therein